                             Prospectus Supplement to Prospectus dated September 27, 2000, File No. 333-45406 Filed Pursuant to Rule 424(b)(3)

                       ILLINOIS SUPERCONDUCTOR CORPORATION

                                   SUPPLEMENT
                                       TO
                       PROSPECTUS DATED SEPTEMBER 27, 2000

         This is a Supplement to Illinois Superconductor Corporation's Prospectus, dated September 27, 2000 (the "Prospectus"), with respect to the offer and sale of up to 3,440,526 shares of Common Stock, including preferred stock purchase rights, of Illinois Superconductor Corporation. This Supplement amends and supplements certain information contained in the Prospectus. We encourage you to read this Supplement carefully.


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSIONER HAS APPROVED OR DISAPPROVED OF THE SHARES OF ILLINOIS SUPERCONDUCTOR CORPORATION COMMON STOCK TO BE ISSUED UNDER THIS SUPPLEMENT AND THE PROSPECTUS OR DETERMINED IF THIS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 THE DATE OF THIS SUPPLEMENT IS MARCH 22, 2001.

CURRENT REPORT ON FORM 8-K

         On March 22, 2001, we filed a Current Report on Form 8-K reporting financial results for the fourth quarter 2000 and for fiscal year 2000, the receipt of a clean audit opinion, and an additional financing commitment.

         We hereby incorporate by reference into this Supplement and the Prospectus our Current Report on Form 8-K filed March 22, 2001.

         A copy of our Current Report on Form 8-K filed March 22, 2001 is being provided to you along with this Supplement.

         Information about documents that have been incorporated by reference into the Prospectus is included in the section of the Prospectus captioned "Where You Can Find More Information."